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                                                                   EXHIBIT 10.48

                             Virgin Holdings, Inc.
                            338 North Foothill Road
                        Beverly Hills, California 90210

                                                                   June 16, 1999



Liquid Audio, Inc.
810 Winslow Street
Redwood City, CA 94063


     Re:  Virgin Holdings, Inc./Liquid Audio, Inc.


Ladies and Gentlemen:

     This letter sets forth the agreement between Virgin Holdings, Inc. ("Virgin") and Liquid Audio, Inc. ("LQA") as follows:
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          1.  Purpose.  The purpose of this letter agreement is to facilitate
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the future production, sale and distribution of music on the Internet in a secure digital music format.

          2.  Grant of Rights.  Virgin hereby grants to LQA for the period
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commencing on the date hereof and ending on the third anniversary of the date hereof (the "Term of the Agreement"), solely in the United States, a non-
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exclusive right, without the right to sublicense, to create digitally encoded copies of the Masters (as defined below) solely using either "Liquid Audio,"
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"Genuine MP3" or some other format approved by Virgin in its sole discretion,
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subject to the restrictions set forth herein.  "Masters" shall mean those sound
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recordings owned by Virgin and/or its affiliates that shall be designated by
Virgin from time to time in its sole discretion during the Term of the Agreement.

          3.  Reservation of Rights and Limitations.  Virgin reserves all rights
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not expressly granted herein including, but not limited to, the right to use, prepare derivative versions of, perform, sell, distribute, broadcast, down load or transmit in any way now known or later developed, the Masters, whether embodied in a digital copy created pursuant to this letter agreement or in any other format now known or later developed. LQA shall not sell, transfer, assign or encumber in any way the Masters nor any digital copies of the Masters. LQA shall include all copyright protection and copyright management information associated with each Master (as specified by Virgin in its sole discretion) within all digital files embodying the copies of each Master. LQA shall include on all digital files created pursuant to this letter agreement and any media carrying such files such copyright, trademark and other notices and credits as Virgin may from time to time require. Without
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Virgin's prior written consent, LQA may not sublicense, convey or assign the rights granted herein in any way.

            4.  Production.  LQA shall log each Master upon its delivery to LQA
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and create, free of charge, a limited number of finished digital copies promptly after such delivery. Each digital copy of a Master shall obtain substantially the same sound quality as the Master itself. Upon the creation of each finished digital copy of a Master, LQA shall promptly deliver an exact copy of such digital copy to Virgin on a computer readable medium free of charge; provided,
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that if, at the request of Virgin, the digital file is delivered in any format other than Liquid Audio or Genuine MP3 format, Virgin shall purchase such digital file from LQA for a price equal to the direct cost incurred by LQA to create such copy. LQA shall, free of charge, inventory and store all such digital copies and re-encode all such digital copies as necessary in the event of technical changes in the Liquid Audio or Genuine MP3 encoding format specification, such storage conducted in conformance with Section 9 below.

            5.  Other Agreements.  Virgin and LQA agree that in the future they
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may enter into additional agreements, arrangements or understandings with respect to the rights granted in this letter agreement. Until such time, however, this letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties, except for the EMD Agreement described in Section 8 below.

            6.  Ownership.  LQA acknowledges that, as between LQA and Virgin and
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its affiliates, all right, title and interest in and to (i) the Masters, (ii)
all digital copies of the Masters created hereunder, (iii) any sound recordings delivered to LQA pursuant to the EMD Agreement and excerpts thereof, and (iv) all copyright and equivalent rights embodied therein (the "Owned Property") are,
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shall be and remain the sole and complete property of Virgin and/or its affiliates. LQA shall not content, or assist others in contesting, Virgin and its affiliates' rights or interests in the Owned Property or the validity of such ownership.


            7.  Common Stock.  In consideration of Virgin's entry into this
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letter agreement, LQA shall issue and deliver to Virgin 100,000 shares (the
"Shares") of common stock, par value $.001 per share ("Common Stock"),
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represented by a share certificate or certificates issued by LQA. EMI will not sell or transfer such stock for one year from the date of issuance. EMI acknowledges that LQA has filed a preliminary registration statement on Form S-1 with the SEC, and the issuance of the common stock will be subject to all restrictions and process steps LQA determines to be reasonably necessary to comply with SEC and underwriter-mandated restrictions, and to successfully complete its offering.




          8.  EMD Agreement.  LQA acknowledges and agrees that the Hosting and
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Encoding Services Agreement (the "EMD Agreement"), dated November 25, 1998, by
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and between LQA and EMI Music Distribution, a division of Capitol Records, Inc.
("EMD"), shall remain in full force and effect upon the terms and subject to the
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conditions thereof. LQA hereby acknowledges that EMD shall not

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exercise its option to provide sound recordings to be copies in their entirety under the terms of the EMD Agreement. Without limiting the foregoing, in the event Virgin so requests in writing from time to time, LQA shall include, host and maintain the digital copies of any Masters listed in any such request and created pursuant to this letter agreement in the same manner and under the same terms as the Liquified Content (as that term is defined in the EMD Agreement).

            9.  Data Security.  LQA shall use its best efforts to prevent the
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creation of any unauthorized copies of any Masters, including, but not limited to, copies created by employees outside the scope of their employment. LQA agrees that after any finished digital copy is created, provided to Virgin and inventoried, any digital file residing on any network server, workstation or any equivalent device shall be deleted and such inventory shall be maintained on removable media stored in a locked vault with limited access to LQA personnel.

            10.  Publicity.  Except as required by law or regulation, neither of
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the parties shall, and each shall cause their respective affiliates, agents, representatives and advisors not to, make any public announcement or issue any press release with respect to the Transactions without the prior written consent of the other. Any public announcement or press release associated with the execution of the definitive documents or otherwise required by law or regulation shall be agreed upon by the parties prior to being issued. On signing of this agreement, the parties will issue a press release stating that "EMI has selected Liquid Audio to encode its library in Liquid Audio format as a next step in EMI's digital distribution strategy."

            11.  Governing Law.  This letter agreement shall be governed by and
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construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

            12.  Amendments.  This letter agreement shall not be amended except
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by written instrument executed by the parties hereto.

            13.  Expenses.  Each party shall bear all of their owns costs and
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expenses in connection with negotiating and executing this letter agreement including costs and expenses of all legal counsel, brokers, finders, agents, accountants and other representatives.

            14.  Third Party Beneficiaries.  No third party beneficiary rights
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 are granted hereunder.

            15.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

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     Please confirm your agreement with the foregoing by executing this letter agreement and returning it to Virgin.


                                    Sincerely yours,

                                    VIRGIN HOLDINGS, INC.



                                    By:   /s/ Susan Feingold
                                       -----------------------------------
                                       Name:  Susan Feingold
                                       Title: Secretary

Agreed as of this 16th day
of June, 1999:


LIQUID AUDIO, INC.


By:   /s/ Robert Flynn
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   Name:  Robert Flynn
   Title: VP Business Development

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